                                                                   Exhibit 10(a)


                                 LOAN AGREEMENT


                                   DATED AS OF

                               SEPTEMBER 11, 1998


                                      AMONG


                               METATEC CORPORATION


                                       AND


                                  BANK ONE, NA,

                          THE HUNTINGTON NATIONAL BANK,

                                       AND

        THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                    AS BANKS,


                                       AND


                          THE HUNTINGTON NATIONAL BANK,
                      AS ADMINISTRATIVE AGENT FOR THE BANKS

                                TABLE OF CONTENTS

SECTION                                              HEADING                                        PAGE

1.       The Loans................................................................................................1

         1.1      Extensions of Credit............................................................................1
         1.2      Loan Commitment.................................................................................1
         1.3      Revolving Loan..................................................................................1
         1.4      The Term Loan...................................................................................2

2.       Interest Rates, Prepayment; Fees and Costs...............................................................4

         2.1      Interest Rates..................................................................................4
         2.2      Prime Rate......................................................................................5
         2.3      Federal Funds Rate..............................................................................5
         2.4      LIBOR Rate......................................................................................5
         2.5      Conversion of Advances..........................................................................6
         2.6      Interest Calculation and Interest Payment Date..................................................7
         2.7      Additional Costs................................................................................7
         2.8      Limitation on Requests and Elections............................................................8
         2.9      Illegality and Impossibility....................................................................9
         2.10     Compensation....................................................................................9
         2.11     Increased Capital..............................................................................10
         2.12     Survival of Obligations........................................................................10
         2.13     Termination and Prepayment.....................................................................10
         2.14     Fees...........................................................................................11
         2.15     Calculation of LIBOR Margin and Commitment Fee.................................................11
         2.16     Costs and Expenses.............................................................................11
         2.17     Guarantors.....................................................................................11

3.       Warranties and Representations..........................................................................12

         3.1      Corporate Organization and Authority...........................................................12
         3.2      Borrowing is Legal and Authorized..............................................................12
         3.3      Taxes..........................................................................................12
         3.4      Compliance with Law............................................................................13
         3.5      Financial Statements; Full Disclosure..........................................................13
         3.6      Litigation; Adverse Effects....................................................................13
         3.7      No Insolvency..................................................................................13
         3.8      Government Consent.............................................................................14
         3.9      Title to Properties............................................................................14
         3.10     ERISA Matters..................................................................................14

         3.11     Labor Matters..................................................................................15
         3.12     No Defaults....................................................................................16
         3.13     Environmental Protection.......................................................................16
         3.14     No Margin Loans................................................................................16
         3.15     Warranties and Representations.................................................................17

4.       Company's Business Covenants............................................................................17

         4.1      Payment of Taxes and Claims....................................................................17
         4.2      Maintenance of Properties and Corporate Existence..............................................17
         4.3      Sale of Assets, Merger, Subsidiaries, Tradenames, Conduct of Business..........................18
         4.4      Negative Pledge................................................................................18
         4.5      Other Borrowings and Contingent Liabilities....................................................19
         4.6      Compliance with Laws...........................................................................19
         4.7      Sale of Accounts; No Consignment...............................................................19
         4.8      Ownership and Management.......................................................................19
         4.9      Acquisition of Capital Stock...................................................................20
         4.10     Cash Dividends and Other Distributions.........................................................20
         4.11     Transactions With Affiliates...................................................................20
         4.12     Minimum Consolidated Tangible Net Worth........................................................20
         4.13     Leverage Ratio.................................................................................20
         4.14     Interest Coverage Ratio........................................................................21
         4.15     Fixed Charge Coverage Ratio....................................................................21
         4.16     Environmental Compliance and Indemnification...................................................22
         4.17     Loans, Advances and Investments................................................................22
         4.18     Year 2000 Compatibility........................................................................22

5.       Financial Information and Reporting; Regulatory Reports.................................................23

         5.1      Financial Information and Reporting............................................................23
         5.2      Regulatory Reports.............................................................................24

6.       Default.................................................................................................24

         6.1      Events of Default..............................................................................24
         6.2      Default Remedies...............................................................................25

7.       The Administrative Agent................................................................................25

         7.1      Appointment....................................................................................25
         7.2      Nature of Duties, Exculpation..................................................................26
         7.3      Lack of Reliance on the Administrative Agent and Resignation...................................26
         7.4      Right to Request Instructions..................................................................27
         7.5      Reliance.......................................................................................27
         7.6      Relations Among Banks..........................................................................27
         7.7      Concerning the Collateral and the Loan Documents...............................................27

         7.8      Setoff.........................................................................................30
         7.9      Ratable Sharing................................................................................31
         7.10     Indemnification................................................................................31
         7.11     The Administrative Agent in its Individual Capacity............................................32
         7.12     Amendment and Modifications....................................................................32
         7.13     Commitment Percentage..........................................................................32
         7.14     Pro Rata Treatment and Payments................................................................32
         7.15     Funding of Advances............................................................................33
         7.16     Successors and Assigns.........................................................................33

8.       Miscellaneous...........................................................................................36

         8.1      Notices........................................................................................36
         8.2      Access to Accountants..........................................................................37
         8.3      Confidentiality................................................................................37
         8.4      Reproduction of Documents......................................................................37
         8.5      Survival, Successors and Assigns...............................................................37
         8.6      Amendment and Waiver, Duplicate Originals......................................................38
         8.7      Uniform Commercial Code and Generally Accepted Accounting Principles...........................38
         8.8      Enforceability and Governing Law...............................................................38
         8.9      Waiver of Right to Trial by Jury...............................................................39
         8.10     Advertising....................................................................................39
         8.11     Conditions Precedent to the Loans..............................................................39
         8.12     No Consequential Damages.......................................................................39
         8.13     Indemnity......................................................................................40
         8.14     Conditions Precedent to Subsequent Extensions of Credit........................................40
         8.15     Termination....................................................................................40
         8.16     Index of Definitions...........................................................................41


EXHIBITS

         Exhibit A.........         Notice of Borrowing
         Exhibit B-1.......         Revolving Note
         Exhibit B-2.......         Term Note
         Exhibit C.........         Compliance Certificate

SCHEDULES

         Schedule 3.6......         Schedule of Pending or Threatened Litigation
         Schedule 3.10.....         Schedule of ERISA Plans
         Schedule 4.3......         Schedule of Subsidiaries
         Schedule 4.4......         Schedule of Permitted Liens
         Schedule 4.5......         Schedule of Existing Indebtedness

                                 LOAN AGREEMENT

         This Loan Agreement (this "Agreement") is entered into at Columbus, Ohio, as of the 11th day of September, 1998, by and among (a) Metatec Corporation, a Florida corporation ("Company"), as borrower, (b) the financial institutions from time to time party hereto, as lenders, whether by execution of this Agreement or an assignment and acceptance acceptable to the Administrative Agent (collectively, the "Banks" and individually a "Bank"), and (c) The Huntington National Bank ("Huntington"), as Administrative Agent for the Banks (Huntington in such capacity, the "Administrative Agent").

1.       THE LOANS.

1.1. EXTENSIONS OF CREDIT. Subject to the terms and conditions hereof, including, without limitation, the individual limitations set forth below, the Banks, severally, will extend credit to the Company up to the aggregate sum of $55,000,000.00 (the "Loans"). Subject to the terms and conditions hereof, the Loans shall be comprised of (a) revolving loans and advances to the Company, which each Bank shall extend severally, and not jointly, up to such Bank's Loan Commitment, which revolving loans and advances in the aggregate shall not exceed the maximum principal sum of $25,000,000.00 (the "Revolving Loans"), and (b) a term loan facility to the Company, which each Bank shall extend severally, and not jointly, up to such Bank's Loan Commitment, in an aggregate amount which shall not exceed $30,000,000.00 (the "Term Loan"). The Company's right to obtain advances under the Revolving Loan shall terminate on September 10, 2003. Each advance requested by the Company under the Revolving Loan shall be accompanied by such documents or communications as may be acceptable to the Administrative Agent in its sole good faith discretion.

1.2. LOAN COMMITMENT. As used herein with respect to any Bank, "Loan Commitment" means with respect to the principal balance of (a) the Revolving Loan, the product of (i) such Bank's Commitment Percentage (as hereinafter defined) multiplied by (ii) $25,000,000.00, and (b) the Term Loan, the product of (i) such Bank's Commitment Percentage multiplied by (ii) $30,000,000.00.

1.3.     REVOLVING LOAN.

         (a) FREQUENCY AND AMOUNT OF ADVANCES. Subject to the terms and conditions hereof, the Company may borrow and repay any outstanding advance under the Revolving Loan on any Business Day (as hereinafter defined), and any amounts so repaid may be re-borrowed. "Business Day" means a day which is not a Saturday or Sunday or a legal holiday and on which Huntington is not required by law or other governmental action to close in Ohio.

         (b) NOTICES OF BORROWING. When the Company desires to borrow hereunder, it shall deliver to the Administrative Agent, no later than 12:00 noon (Columbus, Ohio time), an irrevocable notice of borrowing in substantially the form set forth in EXHIBIT A attached hereto or in such other form as may be satisfactory to the Administrative Agent, (i) in the case of the funding of or the conversion to a Prime Rate Advance (as hereinafter defined) or a Federal Funds Rate Advance (as hereinafter defined) made in connection with the Revolving Loan, on the Business Day immediately preceding the proposed funding or conversion date, and (ii) in the case of the funding or the continuation of or the conversion to LIBOR Rate Advance (as hereinafter defined) made in connection with the Revolving Loan, at least three Business Days in advance of the proposed funding, continuation or conversion date. Such notice of borrowing shall specify the proposed advance, continuation or conversion date, the amount of the proposed advance, whether the proposed advance will be a Prime Rate Advance/Federal Funds Rate Advance or a LIBOR Rate Advance, and, in the case of a LIBOR Rate Advance, the requested Interest Period. The notice shall also set forth instructions for the disbursement of the proceeds of the proposed Revolving Loan advance.

         (c) OBLIGATION TO FUND REVOLVING LOAN ADVANCES. The Banks, or any of them, shall have no obligation to advance any sums pursuant to the Revolving Loan upon the occurrence and continuance of an Event of Default (as hereinafter defined) or upon the occurrence of an event which, but for the giving of notice or the lapse of time or both, would constitute an Event of Default.

         (d) USE OF PROCEEDS. The net proceeds of the Revolving Loan shall be used for general corporate purposes, including, without limitation, repayment of existing indebtedness to Huntington, and, if necessary, to partially fund the acquisition by the Company or its subsidiaries of the CD-ROM services business of Imation Corp. (the "Imation Asset Purchase").

         (e) EVIDENCE OF INDEBTEDNESS. The Revolving Loan shall be evidenced by a note or by one or more notes (collectively, the "Revolving Note") subsequently executed in substitution therefor, each in substantially the form set forth in EXHIBIT B-1 attached hereto.

         (f) INTEREST. Interest accrued with respect to the Revolving Loan shall be due and payable on each Interest Payment Date (as hereinafter defined).

         (g) MATURITY. The unpaid principal balance of the Revolving Loan, together with all accrued and unpaid interest and all other outstanding obligations arising in connection with the Revolving Loan, shall be paid in full on the earlier of acceleration or September 11, 2003.

1.4.     THE TERM LOAN.

         (a) SINGLE ADVANCE. The Company shall borrow the proceeds of the Term Loan in a single advance. Amounts repaid with respect to the Term Loan may not be re-borrowed.

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

         (b) NOTICE OF BORROWING. No later than 12:00 noon (Columbus, Ohio time) at least three Business Days in advance of the execution of this Agreement, the Company shall deliver to the Administrative Agent an irrevocable notice of borrowing in substantially the form set forth in EXHIBIT A or in such other form as may be satisfactory to the Administrative Agent. Such notice of borrowing shall specify the total amount of the proposed Term Loan advance, the amount of the proposed Term Loan advance that is to be a Prime Rate Advance/Federal Funds Rate Advance, the amount of the proposed Term Loan advance that is to be a LIBOR Rate Advance and, in the case of a LIBOR Rate Advance, the requested Interest Period. The notice shall also set forth instructions for the disbursement of the proceeds of the proposed Term Loan advance. Subsequent irrevocable notices by the Company to the Administrative Agent concerning the continuation of a Term Loan LIBOR Rate Advance as such or the conversion of a Term Loan Prime Rate Advance/Federal Funds Rate Advance to a LIBOR Rate Advance shall be in substantially the form set forth in EXHIBIT A or in such other form as may be satisfactory to the Administrative Agent, and shall be delivered by the Company to the Administrative Agent no later than 12:00 noon (Columbus, Ohio time) at least three Business Days in advance of such a continuation or conversion and shall specify the requested Interest Period. Subsequent irrevocable notices by the Company to the Administrative Agent concerning the conversion of a Term Loan LIBOR Rate Advance to a Term Loan Prime Rate Advance/Federal Funds Rate Advance shall be in substantially the form set forth in EXHIBIT A or in such other form as may be satisfactory to the Administrative Agent, and shall be delivered by the Company to the Administrative Agent no later than 12:00 noon (Columbus, Ohio time) on the Business Day immediately preceding the proposed conversion date.

         (c) USE OF PROCEEDS. The net proceeds of the Term Loan shall be used to partially fund the Imation Asset Purchase.

         (d) EVIDENCE OF INDEBTEDNESS. The Term Loan shall be evidenced by a note or by one or more notes (collectively, the "Term Note") subsequently executed in substitution therefor, each in substantially the form set forth in EXHIBIT B-2 attached hereto. (The Revolving Note and the Term Note are hereinafter sometimes collectively referred to as the "Notes.")

         (e) INTEREST. Interest accrued with respect to the Term Loan shall be due and payable on each Interest Payment Date.

         (f) AMORTIZATION AND MATURITY. The Term Loan shall be paid as follows:

                  The unpaid balance of the principal sum of each Term Note shall be due and payable in 20 quarterly installments, beginning on December 31, 1998, and continuing on the last day of each quarter thereafter. The amount of each such quarterly installment due for each year during the term of this Agreement shall be determined in accordance with the following chart:

                                  YEAR                      PERCENT OF ORIGINAL PRINCIPAL DUE

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
                                  One                                     10% / 4
                                  Two                                     20% / 4
                                  Three                                   20% / 4
                                  Four                                    25% / 4
                                  Five                                    25% / 4

         The final installment of the principal sum of each Term Note shall be for the unpaid balance thereof. The unpaid balance of the principal sum of each Term Note shall be due and payable at maturity, which shall occur on the earlier of September 11, 2003 (the "Termination Date"), or the date of the acceleration of the principal sum of such Term Note.

                  In addition to the foregoing scheduled payments of principal concerning the Term Notes, commencing September 11, 1999, and continuing thereafter on each anniversary date of this Agreement, there shall be due and payable by the Company to the Administrative Agent an additional payment of principal equal to 50% of the Excess Cash Flow (as hereinafter defined) of the Company for the preceding twelve months. As used in this Agreement, "Excess Cash Flow" means EBITDA (as defined in Section 4.13 of this Agreement, except that extraordinary losses and other non-recurring expenses shall not be added back for purposes of calculating EBITDA under this Subsection) MINUS debt service (principal, interest and all related costs, expenses and charges), cash taxes, CAPEX (as defined in Section 4.13 of this Agreement) and working capital changes, all as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"). Additional payments made under this paragraph shall be applied to scheduled payments of principal under the preceding paragraph in inverse order of maturity.

2.       INTEREST RATES, PREPAYMENT; FEES AND COSTS.

2.1.     INTEREST RATES.

         (a) All advances under the Loans shall bear interest on the unpaid principal amount thereof from the date such advances are made until paid in full as follows: at the election of the Company, at (i) the higher of (A) the Prime Rate (as hereinafter defined) from time to time in effect, with each change in the Prime Rate automatically and immediately changing the interest rate on the Loans without notice to the Company, or (B) the Federal Funds Margin (as hereinafter defined) PLUS the Federal Funds Rate (as hereinafter defined) from time to time in effect, with each change in the Federal Funds Rate automatically and immediately changing the interest rate on the Loans without notice to the Company, or (ii) the LIBOR Margin (as hereinafter defined) PLUS the LIBOR Rate (as hereinafter defined). With respect to each outstanding and new LIBOR Rate Advance, the LIBOR Margin shall be adjusted automatically on the first business day of the next month following the receipt by the Administrative Agent and each of the Banks of the Company's quarterly financial statements (as required in Section 5.1 of this Agreement), based upon the pricing grid set forth in Section 2.15 of this Agreement.

         (b) The higher of (i) the Prime Rate or (ii) the Federal Funds Margin PLUS the Federal Funds Rate shall be applicable at all times prior to the Termination Date to so much of the outstanding principal balances of the Loans as is not subject to an alternative interest rate option elected in the manner provided in this Agreement.

2.2. PRIME RATE. "Prime Rate" means, with respect to any Prime Rate Advance (as hereinafter defined), for any period, a variable commercial lending rate of interest per annum as determined from time to time by Huntington, and designated as Huntington's "Prime Rate," based upon its consideration of economic, money market, business and competitive factors. The Company waives any right to claim that the Prime Rate is an interest rate other than that rate designated by Huntington as its "Prime Rate" on the grounds that: (i) such rate may or may not be published or otherwise made known to the Company; or (ii) Huntington may make loans to certain borrowers at interest rates which are lower than Huntington's "Prime Rate."

         "Prime Rate Advance" means any amount borrowed as part of the Loans that bears interest at a rate calculated with reference to the Prime Rate.

2.3. FEDERAL FUNDS RATE. "Federal Funds Rate" means, with respect to any Federal Funds Rate Advance (as hereinafter defined), for any period, a variable rate of interest per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Huntington from three Federal Funds brokers of recognized standing selected by Huntington.

         "Federal Funds Rate Advance" means any amount outstanding as part of the Loans that bears interest at a rate calculated with reference to the Federal Funds Rate. "Federal Funds Margin" means 50 basis points per annum.

2.4. LIBOR RATE. "LIBOR Rate" means, with respect to any LIBOR Rate Advance and the related Interest Period, the per annum rate that is obtained by dividing:
(a) the actual or estimated arithmetic mean of the per annum rates of interest at which deposits in U.S. dollars for the related Interest Period and in an aggregate amount comparable to the amount of such LIBOR Rate Advance are being offered to U.S. banks by one or more prime banks in the London interbank market, as determined by the Administrative Agent in its sole good faith discretion based upon reference to information appearing in Dow Jones Markets, in the section captioned "British Bankers Assoc. Interest Settlement Rates," or any comparable index selected by the Administrative Agent, the obtaining of rate quotations, or any other reasonable procedure, at approximately 11:00 a.m. London, England time, on the second LIBOR Business Day prior to the first day of the related Interest Period, all as determined by the Administrative Agent, such interest rate to be rounded up to the nearest whole multiple of 1/16 of 1% per annum, by (b) a percentage equal to 100%, MINUS the LIBOR Reserve Percentage. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         "LIBOR Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in respect of "Certificate of Deposit Liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents), or with respect to any "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or any other regulations of any governmental authority having jurisdiction with respect thereto.

         "LIBOR Rate Advance" means any amount borrowed as part of the Loans that bears interest at a rate calculated with reference to the LIBOR Rate. Each LIBOR Rate Advance shall be reserve adjusted, including all types of reserve insurance and brokerage costs. "LIBOR Business Day" means, with respect to any LIBOR Rate Advance, a day which is both a day on which the Administrative Agent is open for business and a day on which transactions in U.S. dollar deposits are effected in the London interbank market. The "LIBOR Margin" shall be calculated in accordance with the pricing grid set forth in Section 2.15 of this Agreement.

         Each LIBOR Rate Advance shall be in a minimum amount of $1,000,000.00 and integral multiples of $250,000.00 in excess thereof. No more than five LIBOR Rate Advances shall be outstanding at any time in connection with the Revolving Loan, and no more than five LIBOR Rate Advances shall be outstanding at any time in connection with the Term Loan.

2.5. CONVERSION OF ADVANCES. An outstanding advance may only be converted on the last day of the then current Interest Period (if applicable) with respect to such advance. Upon the conversion of a LIBOR Rate Advance to a Prime Rate Advance/Federal Funds Rate Advance, the continuation of a LIBOR Rate Advance as such or the conversion of a Prime Rate Advance/Federal Funds Rate Advance to a LIBOR Rate Advance, the Company shall comply with the provisions of Section 1.3(b) and/or 1.4(b)as applicable, in the same manner as if an initial such advance were being made. If the Company shall fail to timely deliver such a notice with respect to any outstanding LIBOR Rate Advance, the Company shall be deemed to have elected to convert the LIBOR Rate Advance to a Prime Rate Advance/Federal Funds Rate Advance on the last day of the then current Interest Period existing with respect to such LIBOR Rate Advance.

2.6. INTEREST CALCULATION AND INTEREST PAYMENT DATE. "Interest Period" means:

         (a) With respect to any Prime Rate Advance/Federal Funds Rate Advance, an initial period commencing, as the case may be, on the day such an advance shall be made by the Administrative Agent or any of the Banks, or on the day of conversion of any then outstanding advance to an advance of such type, and ending on the day of conversion to an advance of a different type.

         (b) With respect to any LIBOR Rate Advance, an initial period commencing, as the case may be, on the day such an advance shall be made by the Administrative Agent or any of the Banks, or on the day on which a LIBOR Rate Advance is continued as such, or on the day of conversion of any then outstanding advance to an advance of such type, and ending on the date one, two, three or six months thereafter, all as the Company may elect pursuant to this Agreement; provided, that (i) any Interest Period with respect to a LIBOR Rate Advance that shall commence on the last LIBOR Business Day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month; and (ii) each Interest Period with respect to a LIBOR Rate Advance that would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day.

         Notwithstanding the provisions of (a) and (b) above, no Interest Period shall be permitted which would end after the Termination Date.

         Interest with respect to all Prime Rate Advances made in connection with the Loans shall be calculated on a 365/366-day year basis and shall be based on the actual number of days which elapse during the interest calculation period. Interest with respect to all Federal Funds Rate Advances and LIBOR Rate Advances made in connection with the Loans shall be calculated on a 360-day year basis and shall be based on the actual number of days which elapse during the interest calculation period. "Interest Payment Date" means (a) the last day of each quarter; and (b) the last day of each Interest Period in the case of a LIBOR Rate Advance, and the ninetieth day of such Interest Period if such Interest Period is longer than 90 days. The Company agrees to pay in arrears to the Administrative Agent all interest accrued with respect to the Loans at the times herein specified.

         Upon the occurrence of any Event of Default, interest shall thereafter accrue on the outstanding principal balance of all advances made pursuant to this Agreement at a rate equal to 300 basis points in excess of the Prime Rate.

2.7. ADDITIONAL COSTS. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Banks with any request or directive of any such authority (whether or not having the force of law) (each of the foregoing being referred to as a "Regulatory Requirement"), shall (a) affect the basis of taxation of payments to the Administrative Agent or any of the Banks of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of the Administrative Agent or any of the Banks by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Administrative Agent or any of the Banks has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Administrative

Agent or any of the Banks, or (c) shall impose any other condition, requirement or charge with respect to this Agreement or the Loans (including, without limitation, any capital adequacy requirement, any requirement which affects the manner in which the Administrative Agent or any of the Banks allocates capital resources to its commitments or any similar requirement), and the result of any of the foregoing is to increase the cost to the Administrative Agent or any of the Banks of making or maintaining the Loans or any advance thereunder, to reduce the amount of any sum receivable by the Administrative Agent or any of the Banks thereon, or to reduce the rate of return on the Administrative Agent's or any of the Banks' capital, then provided such Regulatory Requirement is then being applied or directed to all banks or to a class of banks, and not just to one or more banks as a result of their non-compliance with existing laws, treaties, rules or regulations, or existing directive of an authority interpreting or administering the same, the Company shall pay to the Administrative Agent or any of the Banks, as the case may be, from time to time, upon request of the Administrative Agent or any of the Banks, additional amounts sufficient to compensate the Administrative Agent or any of the Banks, as the case may be, for such increased cost, reduced sum receivable or reduced rate of return (collectively, "Reduced Earnings") to the extent the Administrative Agent or any of the Banks, as the case may be, is not compensated therefor in the computation of the interest rates applicable to the Loans, and provided such Reduced Earnings are not the result of a decline in the economic performance the Administrative Agent or any of the Banks, as the case may be, not resulting from a Regulatory Requirement. A detailed statement as to the amount of such increased cost, reduced sum receivable or reduced rate of return, prepared in good faith and submitted by the Administrative Agent or any of the Banks, as the case may be, to the Company, shall be conclusive and binding for all purposes relative hereto, absent error in computation.

2.8. LIMITATION ON REQUESTS AND ELECTIONS. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for an advance or a request for a continuation of an advance as an advance of the then existing type or conversion of an advance to an advance of another type (a) in the case of any LIBOR Rate Advance, deposits in dollars for periods comparable to the Interest Period elected are not available to the Administrative Agent in the London interbank or secondary market, or (b) the LIBOR Rate will not accurately cover the cost to the Administrative Agent of making or maintaining the related LIBOR Rate Advance or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Banks with any request or directive of such authority (whether or not having the force of law), including, without limitation, exchange controls, it is impracticable, unlawful or impossible for the Administrative Agent (i) to make the relevant LIBOR Rate Advance or (ii) to continue such advance as a LIBOR Rate Advance or (iii) to convert an advance to a LIBOR Rate Advance, then the Company shall not be entitled, so long as such circumstances continue, to request a LIBOR Rate Advance or a continuation of or conversion to such advance from the Administrative Agent. In the event that such circumstances no longer exist, the Administrative Agent shall again consider requests for LIBOR Rate Advances of the affected type and requests for continuations of and conversions to such advances of the affected type.

2.9. ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Banks with any request or directive of such authority (whether or not having the force of law), including, without limitation, exchange controls, shall make it unlawful for the Administrative Agent or any of the Banks to maintain any advance under this Agreement, the Company shall, upon receipt of notice thereof from the Administrative Agent, repay in full the then outstanding principal amount of all such advances made by the Banks together with all accrued interest thereon to the date of payment and all amounts due to the Banks under Section 2.1, (a) on the last day of the then current Interest Period, if any, applicable to such advance, if the Administrative Agent or any of the Banks may lawfully continue to maintain such advance to such day, or (b) immediately if the Administrative Agent or any of the Banks may not continue to maintain such advance to such day. This provision is for the benefit of the Administrative Agent and the Banks, and is not intended to increase the yield to the Administrative Agent or any of the Banks above the rates of interest provided for in this Agreement. The Administrative Agent and the Banks shall use reasonable lawful efforts to avoid the impact of such law, rule, treaty or regulation. This Section 2.9 shall apply only as long as such illegality exists. As an alternative to the repayment obligation provided in this Section 2.9, the Company may, at its option, and at the time provided in this Section 2.9, convert any affected advance to a Prime Rate Advance/Federal Funds Rate Advance.

2.10. COMPENSATION. In addition to all amounts required to be paid by the Company pursuant to this Section 2, the Company shall compensate the Administrative Agent and the Banks, and each of them, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Administrative Agent or any of the Banks to fund or maintain the LIBOR Rate Advances to the Company) which the Administrative Agent or any of the Banks may sustain (a) if for any reason an advance, conversion into or continuation of such an advance does not occur on the date specified therefor after notice thereof is given to the Administrative Agent, (b) if for any reason any LIBOR Rate Advance is prepaid on a date which is not the last day of the applicable Interest Period, (c) as a consequence of a conversion of a LIBOR Rate Advance to a Prime Rate Advance/Federal Funds Rate Advance as a result of any event indicated in Sections 2.8 or 2.9, or (d) as a consequence of any failure by the Company to repay a LIBOR Rate Advance when required by the terms hereof. The Company shall reimburse the Administrative Agent and the Banks, or any of them, as the case may be, on demand for any resulting loss or expense incurred by such entity, determined in such entity's reasonable opinion, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits or other sources of funding from third parties or funding sources. A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by such entity to the Company shall be conclusive and binding for all purposes absent manifest error in computation.

2.11. INCREASED CAPITAL. If after the date hereof the Banks determine in good faith that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising jurisdiction, power or control over the

Banks or banks or financial institutions generally (whether or not having the force of law), compliance with which affects the amount of capital required or expected to be maintained by the Banks, or any of them, or any corporation controlling any of the Banks and (ii) the amount of such capital is increased by or based upon the making or maintenance by any of the Banks of the Loans, any participation in or obligation to participate in the Loans, or other advances made hereunder or the existence of any obligation to make the Loans, then, in any such case, upon written demand by the Administrative Agent, the Company shall immediately pay to the Administrative Agent, for the ratable benefit of the Banks, from time to time as specified by the Administrative Agent, additional amounts sufficient to compensate the Banks, or any of them, therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, absent manifest error in computation.

2.12. SURVIVAL OF OBLIGATIONS. The provisions of Sections 2.7 and 2.10 shall survive the termination of this Agreement and the payment in full of all Notes outstanding pursuant hereto.

2.13. TERMINATION AND PREPAYMENT. The Company shall have the option at all times to permanently terminate the unused portion of the Revolving Loan, in whole or in part, by providing to the Administrative Agent three Business Days' prior written notice of the effective date and amount of such termination; provided, however, that each partial termination of an unused portion of the Revolving Loan shall be in a minimum amount of $1,000,000.00 or in a multiple of $500,000.00 in excess thereof. The Company shall have the option at all times to prepay the Term Loan, in whole or in part, by providing to the Administrative Agent three Business Days' prior written notice of the effective date and amount of such prepayment; provided, however, that each partial prepayment of the Term Loan shall be in a minimum amount of $1,000,000.00 or in a multiple of $1,000,000.00, all such amounts to be applied to scheduled principal payments under the Term Note in inverse order of maturity. In addition, on the effective date of any such termination of all or any portion of the Revolving Loan or any such prepayment of all or any portion of the Term Loan, the Company shall pay to the Administrative Agent and the Banks all sums required under Sections 2.7,
2.10 and 2.11 of this Agreement.

2.14. FEES. On the date of this Agreement and on each anniversary date thereafter through and including September 11, 2002, the Company shall pay to the Administrative Agent, for the sole benefit of the Administrative Agent, a fee ("Agent's Fee") in the amount of $15,000.00. The Company further agrees to pay to the Administrative Agent, for the ratable benefit of the Banks, a commitment fee ("Commitment Fee") on the average daily unused portion of the Revolving Loan at an annual rate calculated in accordance with the pricing grid set forth in Section 2.15 of this Agreement. The Commitment Fee shall be payable quarterly in arrears beginning on September 30, 1998, and continuing on the last day of each quarter thereafter throughout the term of this Agreement and at maturity.

         All fees shall be fully earned by the Bank pursuant to the foregoing provisions of this Agreement on the due date thereof and, except as otherwise set forth herein or required by applicable law, shall not be subject to rebate, refund or proration. All fees provided for in this

Section 2.14 shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

2.15. CALCULATION OF LIBOR MARGIN AND COMMITMENT FEE. The LIBOR Margin and the Commitment Fee shown below are based on the ratio of Funded Debt (as hereinafter defined) to EBITDA MINUS CAPEX (as defined in Section 4.13 of this Agreement). (EBITDA and CAPEX shall be determined on a pro forma basis for the first twelve months after the date of this Agreement. As used in this Agreement, "pro forma" means that the applicable calculation shall be based on the assumption that the Imation Asset Purchase occurred twelve months prior to the execution of this Agreement) "Funded Debt" means the Company's obligations for borrowed (outstanding) money, capitalized leases, letters of credit and guarantees. The pricing grid is as follows:

                                RATIO                             LIBOR MARGIN                        COMMITMENT FEE
                        x[greater than]1.00                            .750%                                .125%
                  1.00[greater than]=x[greater than]1.50               .875%                                .15%
                  1.50[greater than]=x[greater than]2.00               1.00%                                .20%
                  2.00[greater than]=x[greater than]2.50               1.25%                                .25%
                        2.50[greater than]x                            1.50%                                .30%


2.16. COSTS AND EXPENSES. The Company further agrees to pay all reasonable costs and expenses incidental to or in connection with (i) the Loans or any services provided by the Administrative Agent or the Banks, or any of them, in connection therewith; (ii) the enforcement of the rights of the Administrative Agent or any of the Banks in connection with the Loans; (iii) any amendment or modification of this Agreement or any other loan documents; and (iv) any litigation, contest, dispute, proceeding or action in any way relating to this Agreement, whether any of the foregoing are incurred prior to or after the occurrence of an Event of Default or prior to or after the rendering of a judgment, irrespective of whether any such Event of Default or rendering of a judgment occurs prior to or after maturity. Such costs shall include, but not be limited to, reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Banks, recording fees, inspection fees, revenue stamps and note and mortgage taxes, if any. (All indebtedness, debts and liabilities including, but not limited to, principal, interest, prepayment fees, late charges, collection costs, attorneys' fees and expenses, of the Company to the Administrative Agent and the Banks, and each of them, arising under or in connection with this Agreement, the Notes, any draft, interest rate contract, currency agreement, application for letter of credit or otherwise, and any and all renewals of or substitutes therefor or any other document, instrument or agreement executed in connection with the foregoing are hereafter referred to collectively as the "Obligations.")

2.17. GUARANTORS. Metatec/Discovery Systems, Inc., Metatec Acquisition Corp. and Metatec Worldwide, Inc., all Ohio corporations (each separately, a "Guarantor," and collectively, the "Guarantors"), shall unconditionally guarantee the prompt and full payment and complete performance of the Company's obligations arising in connection with the Loans.

3. WARRANTIES AND REPRESENTATIONS. In order to induce the Administrative Agent and the Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Company described herein, the Company represents and warrants to the Administrative Agent and to each of the Banks that each of the following statements is true and correct:

3.1. CORPORATE ORGANIZATION AND AUTHORITY. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (b) has all requisite corporate power and authority and all material licenses and permits necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to obtain any such license or permit will not have a Material Adverse Effect; and (c) is not doing business or conducting any activity in any jurisdiction in which it has not duly qualified and become authorized to do business, except where the failure to so qualify will not have a Material Adverse Effect. "Material Adverse Effect" means a material adverse effect upon
(i) the business, condition (financial or otherwise), operations, performance or properties of the Company, (ii) the ability of the Company to perform its obligations under this Agreement or any document, agreement, guaranty or instrument executed in connection herewith, or (iii) the rights and remedies of the Administrative Agent or any of the Banks under this Agreement, or any document, agreement, guaranty or instrument executed in connection herewith.

3.2. BORROWING IS LEGAL AND AUTHORIZED. (a) The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement and of the Notes and documents contemplated herein, and this Agreement, the Notes and other documents executed in connection with this Agreement will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms; (b) the execution of this Agreement and the Notes and all documents and the compliance by the Company with all the provisions of this Agreement (i) are within the corporate powers of the Company; and (ii) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Company under the provisions of, any agreement, charter instrument, bylaw, or other instrument to which the Company is a party or by which it may be bound; (c) there are no limitations in any indenture, contract, agreement, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which the Company may be bound (except those in favor of Huntington) with respect to the payment of principal or interest on any indebtedness, or the Company's ability to incur indebtedness, including the Notes to be executed in connection with this Agreement.

3.3. TAXES. All tax returns required to be filed by the Company in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of its properties, which are required to be paid pursuant to Section 4.1 have been paid. The Company does not know of any proposed additional tax assessment against it. The accruals for taxes on the books of the Company for its current fiscal period are adequate.

3.4. COMPLIANCE WITH LAW. The Company (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, any laws, rulings or regulations relating to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code, and (b) has not failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of its properties or to the conduct of its business, except to the extent that any such violation or failure does not have or is not likely to have a Material Adverse Effect.

3.5. FINANCIAL STATEMENTS; FULL DISCLOSURE. The audited financial statements of the Company for the fiscal year ending December 31, 1997, which have been supplied to the Administrative Agent and to the Banks, have been prepared in accordance with GAAP and fairly represent the financial condition of the Company as of such date. The financial analyses, reports, business plans, projections and pro forma financial statements of the Company which have been supplied to the Administrative Agent are based on reasonable, good faith assumptions about the Company's financial condition and projected financial condition as of the dates of such financial information or projections. No adverse change has occurred which would materially and adversely alter any such analyses, reports, business plans, financial statements, projections or assumptions. The financial statements, analyses, projections and other reports referred to in this Section
3.5 do not, nor does this Agreement or any written statement furnished by the Company to the Administrative Agent or to the Banks in connection with obtaining the Loans, contain any untrue statement of a material fact, each as of the date thereof.

3.6. LITIGATION; ADVERSE EFFECTS. Except as set forth in Schedule 3.6 attached hereto, there is no action, suit, audit, proceeding, administrative proceeding, investigation or arbitration (or series of related actions, suits, audits, proceedings, investigations or arbitrations) before or by any governmental authority or private arbitrator pending or, to the knowledge of the Company, threatened against the Company or any property of the Company (i) challenging the validity or the enforceability of any of this Agreement, or any loan document, agreement, or instrument executed in connection herewith, or (ii) which has had, shall have or is reasonably likely to have a Material Adverse Effect. The Company is not subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or governmental authority, in each case which shall have or is likely to have a Material Adverse Effect.

3.7. NO INSOLVENCY. On the date of this Agreement and after giving effect to all indebtedness of the Company (including the Loans), the Company (a) will be able to pay its obligations as they become due and payable; (b) has assets, the present fair saleable value of which exceeds the amount that will be required to pay its probable liability on its obligations as the same become absolute and matured; (c) has sufficient property, the sum of which at a fair valuation exceeds all of its indebtedness; and (d) will have sufficient capital to engage in its business. The determination of the foregoing for the Company takes into account all of the Company's properties and liabilities, regardless of whether, or the amount at which, any such property or liability is included on a balance sheet of the Company prepared in accordance with GAAP, including property such as contingent contribution or subrogation rights, business prospects, and goodwill. The determination of the sum of the Company's properties at the present fair salable value has been made on a going concern basis.

3.8. GOVERNMENT CONSENT. Neither the nature of the Company or of its business or properties, nor any relationship between the Company and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Agreement and the Notes and documents contemplated herein.

3.9. TITLE TO PROPERTIES. The Company (a) has good and marketable title to all the property in which it has a property interest, free from any liens and encumbrances, except for Customary Permitted Liens (as hereinafter defined) and liens in favor of Huntington, and (b) has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a lien or encumbrance except as provided in this Section 3.9.

3.10. ERISA MATTERS. Neither the Company nor any ERISA Affiliate maintains or contributes to any Plan other than those set forth in Schedule 3.10 attached hereto. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Internal Revenue Code"), has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code. Neither the Company nor any ERISA Affiliate knows of any material reason why such Plans or trusts are no longer qualified or exempt following such determination by the IRS. Except as disclosed in Schedule 3.10, the Company does not maintain or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides material benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Company and its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Company nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Company, nor any ERISA Affiliate has any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Administrative Agent is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Company nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Company nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as set forth in Schedule 3.10, the Company has not, by reason of the transactions contemplated hereby, incurred any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         As used herein, "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute. As used herein, "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company, and (iii) member of the same affiliated service group (within the meaning of section 414(m) of the Internal Revenue Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above. As used herein, "Plan" means an employee benefit plan defined in
Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA. As used herein, "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA. As used herein, "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001 (a)(3) of ERISA which is, or within the immediately preceding six years was, contributed to by the Company or any ERISA Affiliate. As used herein, "Termination Event" means (i) a Reportable Event, as defined in
Section 4043(c) of ERISA, unless such notice requirements are either inapplicable or waived under ERISA; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any ERISA Affiliate in any one of the four immediately preceding plan years; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the Pension Benefit Guaranty Corporation, or any Person succeeding to the functions thereof (the "PBGC"), of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.

3.11. LABOR MATTERS. As of the date of this Agreement, there is no collective bargaining agreement covering any of the employees of the Company. To the knowledge of the Company, as of the date of this Agreement no attempt to organize the employees of the Company is pending, threatened, planned or contemplated.

3.12. NO DEFAULTS. No event has occurred and no condition exists which would constitute an Event of Default pursuant to this Agreement. The Company is not in violation in any material respect of any term of any material agreement, charter instrument, bylaw or other material instrument to which it is a party or by which it may be bound.

3.13. ENVIRONMENTAL PROTECTION. The Company (a) has no actual knowledge of the permanent placement, burial or disposal of any Hazardous Substances (as hereinafter defined) on any real property owned, leased, or used by the Company (the "Premises"), of any spills, releases, discharges, leaks, or disposal of Hazardous Substances that have occurred or are presently occurring on, under, or onto the Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of the improvement, operation, or use of the Premises which would result in non-compliance with any of the Environmental Laws (as hereinafter defined);
(b) is and has been in compliance with all applicable Environmental Laws in all material respects; (c) knows of no pending or threatened environmental civil, criminal or administrative proceedings against the Company relating to Hazardous Substances; and (d) knows of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Company relating to Hazardous Substances.

     As used herein, "Hazardous Substances" means and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Sec.9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sec.1801, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sec.2601, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sec.6901, et seq.), the Water Quality Act of 1987, as amended (33 U.S.C. Sec.1251, et seq.), the Clean Water Act, as amended (33 U.S.C. Sec.1321 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sec. 136, et seq.), the National Environmental Policy Act of 1969, as amended (42 U.S.C. Sec. 4321, et seq.), and the Clean Air Act, as amended (42 U.S.C. Sec.7401, et seq.), and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (hereinafter the "Environmental Laws"), but does not include such substances as are permanently incorporated into a structure or any part thereof in such a way as to preclude their subsequent release into the environment, or the permanent or temporary storage or disposal of household hazardous substances by tenants, and which are thereby exempt from or do not give rise to any violation of any Environmental Laws.

3.14. NO MARGIN LOANS. None of the transactions contemplated in the Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation U. None of the proceeds of the Loans will be used to purchase or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

3.15. WARRANTIES AND REPRESENTATIONS. On the date of each advance pursuant to the Loans, the warranties and representations set forth in this Section 5 shall be true and correct on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

4. COMPANY'S BUSINESS COVENANTS. The Company covenants that on and after the date of this Agreement and for so long as any of the Obligations provided for herein remain unpaid:

4.1. PAYMENT OF TAXES AND CLAIMS. The Company will pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon; and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law may become a lien or encumbrance upon any of the Company's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above are required to be paid if being contested in good faith by the Company, by appropriate proceedings diligently instituted and conducted, without danger of any material risk to the Collateral or the interest of the Administrative Agent or the Banks therein, without any of the same becoming a lien upon the Collateral, and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP, shall have been made therefor.

4.2. MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE. The Company shall (a) maintain its property in good condition and make all renewals, replacements, additions, betterments and improvements thereto which it deems necessary; (b) maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as are customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; (c) reflect in its financial statements adequate accruals and appropriations to reserves and keep and maintain proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities; (d) do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a corporation duly organized and existing and in good standing under the laws of the state of its incorporation; (e) conduct continuously and operate actively its business and take all actions necessary to enforce and protect the validity of any intellectual property; and (f) not be in violation of any laws, ordinances, or governmental rules and regulations or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain has or is likely to have a Material Adverse Effect.

4.3. SALE OF ASSETS, MERGER, SUBSIDIARIES, TRADENAMES, CONDUCT OF BUSINESS. The Company will not (a) except in the ordinary course of business or upon the prior written consent of the Administrative Agent and the Required Banks (as hereinafter defined), sell, transfer or otherwise dispose of any personal property asset in any fiscal year having a value in excess of $50,000.00, sell, transfer or otherwise dispose of personal property assets in one or more transactions in any fiscal year having an aggregate value that, when added to all dispositions of personal property assets by the Company during such fiscal year, exceeds $100,000.00, or sell, transfer or otherwise dispose of any real estate; (b) except for the Imation Asset Purchase and except upon the prior written consent of the Administrative Agent and the Required Banks, consolidate or merge with, enter into partnerships or joint ventures with or make investments in any person or entity, or permit any person or entity to consolidate with or merge into it, or acquire all or substantially all of the stock, beneficial interests, assets or business of any person or entity; or (c) conduct business under any tradenames except upon 30 days' prior written notice to and the delivery of any documents or instruments reasonably requested by the Administrative Agent.

         The proceeds from any sale, financing or refinancing of real property owned by the Company (less applicable taxes and expenses of sale) shall be delivered by the Company to the Administrative Agent, for the ratable benefit of the Banks, immediately upon the closing of such sale or refinancing. The Banks shall apply such proceeds first to payments of principal under the Term Loan (in inverse order of maturity) and then to sums outstanding in connection with the Revolving Loan. Notwithstanding the foregoing terms of this paragraph, the Company shall not be required to deliver to the Administrative Agent the proceeds from any construction mortgage financing or permanent mortgage financing of certain vacant real property (the "Vacant Dublin Property") adjacent to the Company's existing office building located at 7001 Metatec Boulevard, Dublin, Ohio (the "Dublin Office Property"), it being the intention of the Company to incur mortgage loan indebtedness in order to construct on the Vacant Dublin Property a warehouse complex.

         Except as disclosed in Schedule 4.3 attached hereto, the Company has no subsidiaries and conducts business only in the name of the Company. The Company shall not engage in any business other than the businesses engaged in by the Company on the date hereof or resulting from the Imation Asset Purchase and any business or activities which are substantially similar or related thereto, or derived therefrom, without the prior written consent of the Administrative Agent and the Required Banks.

4.4. NEGATIVE PLEDGE. The Company will not cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its real property (other than the Vacant Dublin Property and the Dublin Office Property) or personal property, whether now owned or hereafter acquired, to become subject to a lien or encumbrance, except: (a) liens in connection with deposits required by workers' compensation, unemployment insurance, social security and other like laws; (b) taxes, assessments, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of said property or materially interfere with its use in the ordinary conduct of business; (c) inchoate liens arising under ERISA to secure the contingent liability of the Company (collectively (a), (b) and (c) above shall be referred to as the "Customary Permitted Liens"); (d) liens as set forth in Schedule 4.4 attached to this Agreement; and (e) liens in connection with secured borrowings permitted by Section 4.5 below. In addition, the Company will not grant or agree to provide in the future (upon the happening of a contingency or otherwise), a "negative pledge" or other covenant or agreement similar to this Section 4.4 in favor of any other lender, creditor or third party.

4.5. OTHER BORROWINGS AND CONTINGENT LIABILITIES. Except for (a) the Loans, (b) loans from Affiliates (as hereinafter defined) that are subordinated to the Loans on terms and conditions satisfactory to the Administrative Agent, (c) the existing indebtedness set forth in Schedule 4.5 attached hereto, (d) capitalized lease agreements that, in aggregate face amount, do not exceed the sum of $250,000.00, (e) purchase money financing transactions secured by the item or items being purchased in an amount not to exceed the purchase price of such item or items that, in the aggregate, do not exceed the sum of $100,000.00 in any one fiscal year, (f) construction mortgage loans and permanent mortgage loans incurred in connection with the development of the aforesaid warehouse complex on the Vacant Dublin Property; (g) mortgage loans incurred in connection with the financing or refinancing of the Dublin Office Property; and (h) unsecured trade payables and normal operating accruals incurred in the ordinary course of the Company's business, the Company will not (i) create or incur or permit to exist extensions of credit or indebtedness, including, without limitation, any indebtedness for borrowed money or advances, letters of credit, or capitalized lease agreements or (ii) guarantee, indorse or otherwise become surety for or upon the obligations of others, except by indorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for those accommodation obligations, guaranties, or contingent liabilities disclosed in Schedule 4.5 attached hereto.

4.6. COMPLIANCE WITH LAWS. The Company will comply in all material respects with all applicable laws, including ERISA and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of taxes, and obtain and keep in force any and all government approvals necessary to the ownership of the Company's properties or the conduct of the Company's business, to the extent that any such failure to comply, obtain or keep in force would be reasonably likely to have a Material Adverse Effect.

4.7. SALE OF ACCOUNTS; NO CONSIGNMENT. The Company shall not sell, assign, or encumber, except to the Administrative Agent for the ratable benefit of the Banks, any of its accounts or notes receivable. The Company shall not permit any of its inventory to be sold or transferred on consignment or acquire or possess any of its inventory on consignment.

4.8. OWNERSHIP AND MANAGEMENT. The Company shall not replace or change its chairman, president, chief executive officer or chief financial officer without the prior written consent of the Bank, unless such replacement or change will not or is not likely to have a Material Adverse Effect.

4.9. ACQUISITION OF CAPITAL STOCK. The Company shall not redeem or acquire its own capital stock, or warrants or securities for its capital stock, except through the use of the net proceeds from the simultaneous sale of an equivalent amount of its capital stock for the same purchase or redemption price.

4.10. CASH DIVIDENDS AND OTHER DISTRIBUTIONS. Without the prior written consent of the Administrative Agent and the Required Banks, the Company shall not pay any cash dividends. The Company shall make no other distributions of any kind to shareholders.

4.11. TRANSACTIONS WITH AFFILIATES. After the date hereof, the Company shall not directly or indirectly enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates, shareholders or any Affiliates of either of the foregoing, on terms that are less favorable to the Company than those which might be obtained at the time from persons or entities who are not affiliated with the Company or its shareholders. "Affiliate" means any individual, partnership, limited liability company, corporation, or other entity which, directly or indirectly, is in control of, is controlled by, or is under common control with the Company, or is a family member related by birth or marriage to any one or more of the foregoing persons. For the purposes of this definition, "control" of such entity means the power, directly or indirectly, to vote 15% or more of the securities, units or other measures having ordinary voting power for the election of directors, management committees, or similar committees of such entity, or the power to direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

4.12. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Company, on a consolidated basis, shall maintain at all times a Tangible Net Worth of (a) not less than $20,000,000 beginning with the date of this Agreement, and continuing through and including September 30, 1998. As of the last day of each fiscal quarter thereafter during the term of this Agreement, the Company's Tangible Net Worth shall increase over the prior quarter's Tangible Net Worth by 50% of the Company's net income (to the extent that the change in such quarterly net income is positive) for the quarter just ended. "Tangible Net Worth" means the Company's equity, MINUS all of the following: (i) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangibles, (ii) organizational expenses, (iii) intangible assets (to the extent not reflected in the foregoing), (iv) goodwill, (v) deferred charges or deferred financing costs, (vi) loans or advances to and/or accounts or notes receivable from Affiliates (as hereafter defined), and (vii) non-compete agreements.

4.13. LEVERAGE RATIO. The Company, on a consolidated basis, shall maintain at all times a ratio ("Leverage Ratio") of Funded Debt to EBITDA MINUS CAPEX of not more than the following:

                           PERIOD                                         RATIO
         September 11, 1998 - June 30, 1999                            3.00 to 1.00
         July 1, 1999 - December 31, 1999                              2.00 to 1.00
         January 1, 2000 - Termination Date                            1.50 to 1.00

         The Leverage Ratio shall be tested as of the last day of each fiscal quarter throughout the term of this Agreement.

         As used in this Agreement, "EBITDA" means for any period, the sum of the Company's consolidated (i) net income for such period determined in accordance with GAAP, PLUS (ii) interest expense for such period, PLUS (iii) charges for federal, state, local and foreign income taxes, PLUS (iv) depreciation, amortization expense and non-cash charges, extraordinary losses and any other non-recurring expenses during such period, MINUS non-cash gains, extraordinary gains and any other non-recurring income during such period. As used in this Agreement, "CAPEX" shall for any period, the expenditures of the Company or its subsidiaries for fixed or capital assets, including, without limitation, the incurrence of capitalized lease obligations or expenditures for maintenance and repairs which should be capitalized in accordance with GAAP. EBITDA and CAPEX will each be calculated on a rolling four-quarters basis (pro forma for the first twelve months from the date of this Agreement).

4.14. INTEREST COVERAGE RATIO. As of the last day of each fiscal quarter ending during the term of this Agreement, the Company, on a consolidated basis, shall maintain at all times a ratio ("Interest Coverage Ratio") of EBITDA (pro forma for the first twelve months from the date of this Agreement) MINUS CAPEX (pro forma for the first twelve months from the date of this Agreement) to interest expense of not less than 2.50 to 1.00.

         The Interest Coverage Ratio shall be tested as of the last day of each fiscal quarter throughout the term of this Agreement.

  The Company, on a consolidated basis, shall maintain at all times a ratio ("Fixed Charge Coverage Ratio") of the sum of the Company's EBITDA (pro forma for the first twelve months from the date of this Agreement) MINUS CAPEX (pro forma for the first twelve months from the date of this Agreement) to Fixed Charges (as hereinafter defined) of not less than 1.25 to 1.00, as measured on a rolling twelve-month basis.

         The Fixed Charge Coverage Ratio shall be tested as of the last day of each fiscal quarter throughout the term of this Agreement.

         "Fixed Charges" means, on a consolidated basis for the Company, the sum of (i) scheduled principal payments on term obligations and capital lease payments of the Company, required to be made during such period in respect of all long-term debt, as reflected in the long-term debt schedule to the Company's balance sheet contained in the Company's financial statements for the immediately preceding year, PLUS (ii) the Company's interest expense determined in accordance with GAAP as measured on a rolling four-quarter basis.

4.16. ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION. The Company hereby indemnifies the Administrative Agent and the Banks, and each of them, and holds the Administrative Agent and the Banks, and each of them, harmless from and against any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising from or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loans) of Hazardous Substances on, under or about the Premises (whether by the Company or any employees, agents, contractors or subcontractors of the Company or any predecessor in title or any third persons occupying or present on the Premises), or the breach of any of the representations and warranties regarding the Premises, including, without limitation: (a) those damages or expenses arising under the Environmental Laws; (b) the costs of any repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Administrative Agent and the Banks, or any of them, in connection with clauses (a), (b) and (c) including, but not limited to, reasonable attorneys' fees. The Company will not permit any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Premises to generate, manufacture, store, dispose or release on, about or under the Premises any Hazardous Substances in a manner which would result in the Premises not complying with the Environmental Laws in any material respect.

         The indemnification provided for herein shall not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Administrative Agent and the Banks, or any of them, or (ii) relate to Hazardous Substances placed or disposed of on the Premises after the Administrative Agent and the Banks, or any of them, acquires title to the Premises through foreclosure or otherwise.

4.17. LOANS, ADVANCES AND INVESTMENTS. The Company, on a consolidated basis, will not make any loans or advances to any Affiliate or to any other person, corporation or entity in the aggregate in excess of $250,000.00 at any one time outstanding, without the prior written consent of the Banks; provided, however, that the Company, on a consolidated basis, may make loans and advances to shareholders and employees in an aggregate amount of not more than $100,000.00 at any one time outstanding; provided, however, that the foregoing shall not prohibit loans or advances by the Company to its subsidiaries.

4.18. YEAR 2000 COMPATIBILITY. The Company will take all action reasonably necessary to assure that the Company's computer-based systems are able to operate and effectively process data in all material respects, including, without limitation, dates, on and after January 1, 2000. The Company shall (a) promptly and in no event later than June 30, 1999, take all action reasonably necessary to ensure that all computer-based systems of the Company and its subsidiaries are capable of the following: (i) handling date information involving all and any dates before, during and/or after January 1, 2000, including, without limitation, accepting input, providing output and performing date calculations in whole or in part; (ii) operating, accurately without material interruption on and in respect of any and all dates before, during and/or after January 1, 2000, and without any change in performance; (iii) responding to and processing two digit year input without creating any ambiguity as to the century; and (iv) storing and providing date input information without creating any ambiguity as to the century; and (b) promptly, and periodically thereafter, use its best efforts to cause all computer-based systems of each of its vendors, suppliers and customers to be capable of (i) through (iv) above, where noncompliance could have a Material Adverse Effect. In addition, at the request of the Administrative Agent, the Company shall provide to the Administrative Agent assurances in form and substance reasonably satisfactory to the Administrative Agent of the Company's and each subsidiary's Year 2000 compatibility.

5.       FINANCIAL INFORMATION AND REPORTING; REGULATORY REPORTS.

5.1. FINANCIAL INFORMATION AND REPORTING. The Company shall deliver the following to the Administrative Agent and to each of the Banks:

         (a) Within 60 days after the end of each fiscal quarter, internal financial statements of the Company, on a consolidated basis, including a balance sheet and statements of income and surplus, and statement of cash flows, comparing the information for the current period with the information for the same period of the preceding year, certified by the Company's president, chief financial officer or chief operating officer (each a "Financial Officer") as fairly representing the Company's financial condition as of the end of such period;

         (b) Within 60 days after the end of each fiscal quarter, a statement in substantially the form of EXHIBIT C attached hereto signed by a Financial Officer certifying the compliance of the Company with the terms of this Agreement, and specifically certifying the compliance by the Company with the terms of Sections 4.12 through 4.15 of this Agreement, in such form and of such content as may be satisfactory to the Administrative Agent and the Banks;

         (c) Within 120 days after the end of each fiscal year, audited, unqualified, consolidated financial statements of the Company (with consolidating schedules, if requested by the Administrative Agent or a
         Bank) prepared in accordance with GAAP and certified by Deloitte & Touche, LLP or any other nationally recognized accounting firm reasonably satisfactory to the Administrative Agent, containing a balance sheet, statements of income and shareholder's equity, statements of cash flows and reconciliation of capital accounts, together with any management letters written by such accountants, and a lender reliance letter from such accountants authorizing the Administrative Agent and the Banks to rely on such accountants' certifications;

         (d) Promptly after the filing or submission thereof, a copy of each financial statement and each periodic and other report sent to shareholders of the Company, as well as a copy of each registration statement and other filing made by the Company with the Securities and Exchange Commission;

         (e) Not later than each January 31 throughout the term of this Agreement, the Company's operating plan for the forthcoming fiscal year;

         (f) Immediately upon becoming aware of the existence of any Event of Default or breach of any term or conditions of this Agreement, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

         (g) At the request of the Administrative Agent, such other information as the Administrative Agent may from time to time reasonably require.

5.2. REGULATORY REPORTS. The Company shall send to the Administrative Agent and to each of the Banks written notice of any material filings required to be filed by any regulatory authority having jurisdiction over the Company, such notice to be sent within 10 days after such filing is due to be filed.

6.       DEFAULT.

6.1. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder: (a) the Company's failure to make any payment of principal, interest or any other sum due and payable under any Note executed in connection with this Agreement on or before the date such payment is due; (b) the Company's failure to perform or observe any agreement, term or covenant contained in Sections 1, 2, 4 or 5 of this Agreement, or any Guarantor's failure to perform or observe any covenant contained in its agreement of guaranty; (c) the Company's failure to comply with any other provision of this Agreement or any provision contained in any mortgage, security agreement or other agreement in favor of the Administrative Agent or the Banks, and such failure continues for more than 10 days after such failure shall first become known to any officer of the Company; (d) any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect, or any warranty, representation or other statement by or on behalf of any Guarantor contained in its agreement of guaranty or in any instrument furnished in compliance therewith or in reference thereto is false or misleading in any material respect; (e) the Company or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; (f) bankruptcy, reorganization, composition, arrangement, insolvency or liquidation proceedings are instituted by the Company or any Guarantor, or bankruptcy, reorganization, composition, arrangement, insolvency or liquidation proceedings are instituted against the Company or any Guarantor which are not stayed or dismissed within 60 days; (g) a final judgment or judgments for the payment of money aggregating in excess of $100,000.00 is or are outstanding against the Company or any Guarantor and any such judgment or judgments have not been discharged in full or stayed;
(h) the occurrence of any event which allows the acceleration of the maturity of any indebtedness of the Company or any Guarantor to the Administrative Agent, the Banks, or any of them, or any affiliates of the Administrative Agent or the Banks, or any other person, corporation or entity under any indenture, agreement or undertaking in excess of $250,000.00 in the aggregate; (i) the default by, or dissolution of, any Guarantor or any insurer or other surety for the Company with respect to any obligation or liability to the Administrative Agent, the Banks, or any of them; (j) the suspension, termination or adverse restriction of any license, permit or privilege necessary or useful in the operation of the business of the Company or any Guarantor, which has or is likely to have a Material Adverse Effect; or (k) the Administrative Agent, upon the consent of the Required Banks, for any reason in good faith deems itself insecure with respect to the repayment of the Obligations.

6.2. DEFAULT REMEDIES. If an Event of Default exists, the Administrative Agent, upon the consent of the Required Banks, may immediately exercise any right, power or remedy permitted to the Administrative Agent or any of the Banks by law or any provision of this Agreement, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on all Notes then outstanding pursuant to this Agreement to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

7.       THE ADMINISTRATIVE AGENT.

7.1. APPOINTMENT. Each Bank hereby designates and appoints Huntington to act as Administrative Agent for such Bank under this Agreement and under any instrument, document and agreement executed in connection herewith (collectively, the "Loan Documents"). Each Bank hereby irrevocably authorizes the Administrative Agent to execute the Loan Documents and any other documents or agreements related thereto and to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are incidental thereto, and the Administrative Agent shall hold all collateral, payments of principal and interest, fees (except for agency fees), charges and collections, received pursuant to this Agreement, for the benefit of the Banks as provided herein. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or such greater proportion of the Banks as shall be required hereunder; provided, however, that the Administrative Agent shall not be required to take any action which might expose the Administrative Agent to liability or which is contrary to any of the Loan Documents or applicable law unless the Administrative Agent is furnished with an indemnification satisfactory to the Administrative Agent with respect thereto. "Required Banks" means, at any time, the Banks holding more than 66.67% of the principal amount of the Term Loan outstanding at such time and more than 66.67% of the then aggregate amount of the Loan Commitments for the Revolving Loan in effect at such time; provided, however, that, in the event any of the Banks shall have failed to fund its Pro Rata Share (as hereinafter defined) of any Revolving Loan requested by the Company which the Banks are obligated to fund under the terms hereof, and any such failure has not been cured, then for so long as such failure continues, "Required Banks" means those Banks (excluding any Banks whose failure to fund its respective Pro Rata Share of the Revolving Loan has not been so cured) whose Pro Rata Shares represent more than 66.67% of the aggregate Pro Rata Shares of such Banks; provided, further, however, that, in the event that the maturity of the Loans has been accelerated pursuant to the terms hereof,

"Required Banks" means the Banks (without regard to such Banks' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of the Obligations existing or arising with respect to the Loans are greater than 66.67%. The provisions of this Section 7 are solely for the benefit of the Administrative Agent and the Banks, and the Company shall not have any right to rely on or enforce any of the provisions hereof, except as expressly set forth herein. In performing its functions and duties hereunder, the Administrative Agent shall act solely as Administrative Agent of the Banks and does not assume and should not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Company.

7.2. NATURE OF DUTIES, EXCULPATION. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. Neither the Administrative Agent nor any of its officers, directors, employees or agents has made any representations or warranties, express or implied, nor shall be (a) liable to any Bank for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their willful misconduct or gross negligence, as determined in a final, non appealable judgment by a court of competent jurisdiction, or (b) responsible in any manner to any Bank for any recitals, information, statements, representations or warranties made by any Company or any officer thereof contained in this Agreement, or in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, execution, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Loan Documents or the financial condition or creditworthiness of the Company or for any failure of any Company to perform its obligations hereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or any of the Loan Documents, or to inspect the properties, books or records of any Company. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.

7.3. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT AND RESIGNATION. Independently and without reliance upon the Administrative Agent, each Bank has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Company in connection with the making and the continuance of the Loans hereunder and the taking or refraining from taking of any action in connection herewith, and (b) its own credit analysis or appraisal of the creditworthiness of the Company. In addition, each Bank has reviewed and approved the form and substance of each of this Agreement and the Loan Documents. Except with respect to the information to be provided to the Administrative Agent in accordance with Section 8.2 of this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Loan Documents, or the financial condition or creditworthiness of Company, or the existence of any Event of Default or any condition, event or act that, with notice or lapse of time or both, would constitute such an Event of Default.

         The Administrative Agent may resign on 30 days' prior written notice to the Banks, and upon such resignation, the Required Banks shall designate a successor Administrative Agent. Any such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent. After any Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 7.3 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

7.4. RIGHT TO REQUEST INSTRUCTIONS. Subject to the provisions of this Agreement, if the Administrative Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks or such greater proportion of the Banks as shall be required hereunder; and the Administrative Agent shall not incur liability to any Bank or any other party by reason of so refraining. Without limiting the foregoing, none of the Banks shall have any right of action whatsoever against the Administrative Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Banks or such greater proportion of the Banks as shall be required hereunder.

7.5. RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, affidavit, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and, with respect to all legal matters pertaining to this Agreement or the Loan Documents and its duties hereunder, upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent.

7.6. RELATIONS AMONG BANKS. Each Bank agrees that except as provided herein it shall not take any legal action, nor institute any actions or proceedings, against the Company or any other obligor hereunder or with respect to any collateral without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, no Bank may accelerate or otherwise enforce its portion of the Obligations, or terminate its commitment to make advances except in accordance with Section 1 or pursuant to a setoff permitted under Section 7.7.

7.7.     CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

         (a) PROTECTIVE ADVANCES. The Administrative Agent may from time to time, after the occurrence and during the continuance of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect any collateral (or any portion thereof) for the Loans given by the Company or any Guarantor (the "Collateral") or to enhance the likelihood or maximize the amount of repayment of the Loans ("Protective Advances"). The Administrative Agent shall notify the Company and each Bank in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Company agrees to pay to the Administrative Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the higher of the Prime Rate or the Federal Funds Rate (PLUS 300 basis points) from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Company fails to make payment in respect of any Protective Advance within one Business Day after the date the Company receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Bank, and each Bank agrees that it shall thereupon make available to the Administrative Agent, in U. S. dollars in immediately available funds, the amount equal to such Bank's Pro Rata Share of such Protective Advance. If such funds are not made available to the Administrative Agent by such Bank within one Business Day after the Administrative Agent's demand therefor, the Administrative Agent shall be entitled to recover any such amount from such Bank together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Bank to make available to the Administrative Agent its Pro Rata Share of any such Protective Advance shall neither relieve any other Bank of its obligation hereunder to make available to the Administrative Agent such other Bank's Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Bank to make such payment to the Administrative Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Company.

         (b) AUTHORITY. Each Bank authorizes and directs the Administrative Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Banks. Each Bank agrees that any action taken by the Administrative Agent or the Required Banks (or, where required by the express terms hereof, a different proportion of the Banks) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent or the Required Banks (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Banks. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Banks with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Company or any Guarantor; (iii) act as collateral agent for the Banks for purposes of the perfection of all security interests and liens created by such agreements and all other purposes stated therein; provided, however, the Administrative Agent hereby appoints, authorizes and directs each Bank to act as collateral sub-agent for the Administrative Agent and the Banks for purposes of the perfection of all security interests and liens with respect to the respective deposit accounts of the Company and any Guarantor maintained with, and cash and cash equivalents held by, such Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent or the Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

         (c) RELEASE OF COLLATERAL. (i) Each of the Banks hereby directs the Administrative Agent to release any lien held by the Administrative Agent for the benefit of the Banks:

                  (A) against all of the Collateral, upon final payment in full of the Obligations and termination hereof;

                  (B) against all of the Collateral, upon the Company's maintenance of a Leverage Ratio for two consecutive fiscal quarters of not more than 1.50 to 1.00; and

                  (C) against any part of the Collateral sold or disposed, if such sale or disposition is permitted by the Loan Documents (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by the Loan Documents) or, if not pursuant to such sale or disposition, against any other part of the Collateral if such release is consented to by the Banks whose Pro Rata Shares, in the aggregate, are equal to or greater than 66.67%;

         (ii) Each of the Banks hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 7.7(c) promptly upon the effectiveness of any such release.

         (d) CONFIRMATION BY BANKS. Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent by the Banks (as set forth in Section 7.7(c) above), each Bank agrees to confirm in writing, upon request by the Company, the authority to release Collateral conferred upon the Administrative Agent under clauses (A) and (B) of Section 7.7(c) above. So long as no Event of Default is then continuing, upon receipt by the Administrative Agent of any such written confirmation from the Banks of the Administrative Agent's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five Business Days' prior written request by the Company, the Administrative

         Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the liens upon such Collateral granted to the Administrative Agent for the benefit of the Banks; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any liens upon (or obligations of the Company in respect of) all interests retained by the Company, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (e) NO OBLIGATION. The Administrative Agent shall not have any obligation whatsoever to any Bank or to any other person to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or has been encumbered or that the liens granted to the Administrative Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 7.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole good faith discretion, given the Administrative Agent's own interests in the Collateral as one of the Banks and that the Administrative Agent shall not have any duty or liability whatsoever to any Bank.

7.8. SETOFF. In addition to any liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence of any Event of Default, each Bank and any affiliate of any Bank is hereby authorized by the Company at any time or from time to time, without notice to any person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts) and any other indebtedness at any time held or owing by such Bank or any of their affiliates to or for the credit or the account of the Company against and on account of the Obligations of the Company to such Bank or any affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in connection herewith, irrespective of whether (i) such Bank shall have made any demand hereunder, or (ii) the Administrative Agent, at the request or with the consent of the Required Banks, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 6 and even though such Obligations may be contingent or unmatured. To the extent permitted by applicable law, the aforesaid right of set off may be exercised by such Bank against the Company or against any trustee in bankruptcy, custodian, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or against any such trustee in bankruptcy, custodian, debtor-in-possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that any such right of set off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.

7.9. RATABLE SHARING. The Banks agree among themselves that, except as otherwise expressly provided in any Loan Document, (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 2.10, 2.11, 2.14 (Agent's Fee only),
2.16 and 4.16), equitable adjustment shall be made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of any right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations (excluding the fees described in Sections 2.10, 2.11, 2.14 (Agent's Fee only), 2.16 and 4.16), and (ii) if any of them shall by voluntary payment or by the exercise of any right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations, receive payment of a proportion of the aggregate amount of such Obligations held by it which is greater than the amount which such Bank is entitled to receive hereunder, the Bank receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 7.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 7.8, the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

7.10. INDEMNIFICATION. To the extent the Administrative Agent is not reimbursed and indemnified by the Company, each Bank will reimburse and indemnify the Administrative Agent in proportion to its Commitment Percentage for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which at any time (including, without limitation, at any time following the payment of the Loans) may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement, the Loan Documents, or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent in any such capacity thereunder or in connection therewith; provided that, the Banks shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's willful misconduct or gross negligence, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

7.11. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Huntington and its affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of banking, trust or other business with the Company, and receive payment on such loans or extensions of credit or otherwise act with respect thereto fully and without accountability to the Banks in the same manner as if Huntington or any of its affiliates were not acting as the Administrative Agent pursuant hereto. None of the other Banks shall have an interest in any property taken as collateral or security for any of such other loans or extensions of credit made by Huntington or any of its affiliates, or in any property in Huntington's possession or control for any of such other loans or extensions of credit, or in any deposit held or other indebtedness owing by Huntington or its affiliates, which may be or become collateral for or otherwise available for payment of the Loans by reason of a general description of secured obligations contained in any security agreement or other instrument held by Huntington, or its affiliates, or by reason of the right of set-off, counterclaim or otherwise, except that if such property, deposit or indebtedness or the proceeds thereof shall be applied in reduction of the Loans, each Bank shall be entitled to its pro rata percentage of such application. Huntington shall have no obligation to make any claim against, or assert any lien upon or right of set off against, any such property held by Huntington.

7.12. AMENDMENT AND MODIFICATIONS. The Administrative Agent, upon the consent of the Required Banks and subject to the provisions of this Section 7.12, may from time to time enter into written amendments or supplemental agreements to this Agreement, or the Loan Documents executed by the Company, for the purpose of adding or deleting any provisions, or otherwise changing, varying or waiving in any manner the rights of the Banks, the Administrative Agent or the Company thereunder or the conditions, provisions or terms thereof, or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such amendment or supplemental agreement without the consent of all the Banks shall: (a) extend the maturity of any of the Loans, (b) increase the principal amount of any of the Loans, (c) decrease the rate or rates of interest thereon or any fee payable by the Company to the Administrative Agent or the Banks pursuant to this Agreement (except pursuant to the terms of this Agreement), (d) alter, amend or modify this Section 7.12, (e) release any Guarantor (except pursuant to the terms of the applicable guaranty agreements, or release all or substantially all of the Collateral (except pursuant to the terms of any security agreement or mortgage), or (f) alter the meaning of the term Required Banks. The rights and duties of the Administrative Agent may be changed upon the consent of the Required Banks, but only if the Administrative Agent consents to such change. Any such amendment or supplemental agreement shall be binding upon the Company, the Banks and the Administrative Agent, and any of them. No waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

7.13. COMMITMENT PERCENTAGE. "Commitment Percentage" means 60% of the Loans in respect of Huntington, and 40% of the Loans in respect of Bank One, NA.

7.14. PRO RATA TREATMENT AND PAYMENTS. Each borrowing or extension of credit hereunder and each payment (including each prepayment) by the Company, of principal, interest, and fees

(excluding agency fees) provided for in this Agreement shall be made or applied Pro Rata pursuant to the Commitment Percentage of each of the Banks.

7.15. FUNDING OF ADVANCES. On or before the closing of the Loans or any later date when funds are to be disbursed to the Company pursuant to the Loans, each Bank shall deposit with the Administrative Agent its Pro Rata Share, in accordance with its Commitment Percentage (the "Pro Rata Share"), of the amount of the disbursement, in funds available for immediate use, no later than 11:00 a.m. Columbus, Ohio time on the same day on which the advance is made, provided, however, that the Administrative Agent shall use its best efforts to give each Bank advance notice of such funding request no later than 4:00 p.m., Columbus, Ohio time (i) on the Business Day immediately preceding the day of the advance with respect to advances under the Revolving Loan and, (ii) three Business Days immediately preceding the day of the advance with respect to other types of advances. In the event any Bank fails or refuses to deposit with the Administrative Agent the amounts required herein, then the Administrative Agent, without limitation, shall be entitled to pursue all remedies and rights permitted by this Agreement, law, or equity and further shall be entitled to, but not be required to, do all or any of the following: (a) fund such Bank's Pro Rata Share of the disbursement, (b) accrue interest on any unpaid amount of such Bank at the Federal Funds Rate, (c) withhold from such Bank all interest, principal, fees and late charges attributable to such Bank's Pro Rata Share thereof through the date such Bank funds its Pro Rata Share thereof and pays the interest due thereon, PLUS any additional cost or expense, including, without limitation, reasonable attorneys' fees, incurred by the Administrative Agent as a result of such Bank's failure to pay, and (d) offset against such Bank's Pro Rata Share all sums received by the Administrative Agent in connection with the Loans until reimbursed by the Bank that failed or refused to make such payment.

7.16.    SUCCESSORS AND ASSIGNS.

         (a) GENERAL TERMS. The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Company, the Banks, and the Administrative Agent and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under this Agreement and the Loan Documents, and (ii) any assignment by any Bank must be made in compliance with Section 7.16(c). Notwithstanding clause (ii) of the preceding sentence, any Bank may at any time, without the consent of the Company or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Bank from its obligations hereunder. The Administrative Agent may treat the entity which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such entity complies with Section 7.16(c) in the case of an assignment thereof or, in the case of any other transfer to which the Administrative Agent has consented or which has occurred by operation of law, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of this Agreement and the Loan Documents. Any request, authority or consent of any entity, which at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         (b)      PARTICIPATIONS.

                  (1) PERMITTED PARTICIPANTS; EFFECT. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment Percentage of such Bank, any Pro Rata Share of such Bank or any other interest of such Bank under this Agreement or the Loan Documents; provided, however, that such Bank shall at all times retain for its own account an interest of not less than $1,000,000, exclusive of interest, fees and other charges; and, provided further, however, that so long as Huntington is the Administrative Agent, Huntington shall retain for its own account an interest of not less than 25% of its original Loan Commitment, exclusive of interest, fees and other charges. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement and the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Loan and the holder of any Note issued to it in evidence thereof for all purposes under this Agreement and the Loan documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the Loan Documents.

                  (2) VOTING RIGHTS. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement and the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment Percentage in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment Percentage, or releases any Guarantor.

                  (3) BENEFIT OF SETOFF. The Company agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 7.8 in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to such Participant as a Bank under this Agreement and the Loan Documents; provided, however, that each Bank shall retain the right of setoff provided in Section 7.8 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 7.8, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 7.9 as if each Participant were a Bank.

         (c)      ASSIGNMENTS.

                  (1) PERMITTED ASSIGNMENTS. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (each a "Purchaser") all or any part of its rights and obligations under this Agreement and the Loan Documents; provided, however, that each assignment shall be in an amount of not less than $5,000,000.00; and, provided further, however, that so long as Huntington is the Administrative Agent, Huntington shall retain for its own account an interest of not less than 25% of its original Loan Commitment, exclusive of interest, fees and other charges. Such assignment shall be substantially in such form as may be agreed to by the parties thereto. The consent of the Company and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank or an affiliate thereof; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed.

                  (2) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment setting forth such information as the Administrative Agent may reasonably require to accommodate such assignment (a "Notice of Assignment"), together with any consents required by Section 7.16(c)(1), and (ii) payment of a $3,000.00 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under this Agreement and the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the Commitment Percentage and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 7.16(c), the transferor Bank, the Administrative Agent and the Company shall make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitment Percentages, as adjusted pursuant to such assignment.

         (d) DISSEMINATION OF INFORMATION. The Company authorizes each Bank to disclose to any Participant or Purchaser or any other entity acquiring an interest in this Agreement and the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company, including, without limitation, any information provided by the Company as required under this

Agreement; provided that each Transferee and prospective Transferee agrees to be bound by Section 8.3 of this Agreement.

8.       MISCELLANEOUS.

8.1. NOTICES. All communications under this Agreement or under the Notes, instruments, agreements or other documents executed pursuant hereto shall be in writing and shall be mailed by certified mail, postage prepaid, by telecopier, or by commercial overnight courier:

(a) If to the Administrative Agent or to any of the Banks, at the following address, or at such other address as may have been furnished in writing to the Company by the Administrative Agent:

The Huntington National Bank
41 South High Street
Huntington Center
Columbus, Ohio  43215
Attn.:  Robert H. Friend, Vice President
Fax:  614-480-5791
Confirm:  614-480-3903

With a copy to:

Bank One, NA
100 East Broad Street
OH1-1070
Columbus, Ohio  43215
Attn.:  David T. Clark, Vice President
Fax:  614-248-5518
Confirm:  614-248-9785

(b) If to the Company, at the following address, or at such other address as may have been furnished in writing to the Administrative Agent by the Company:

Metatec Corporation
7001 Metatec Boulevard
Dublin, Ohio  43017
Attn:  Julia A. Pollner, Vice President, Finance
Fax:  614-766-3146
Confirm:  614-777-3003

With a copy of any notice given by the Company pursuant to Section 5.1(f) to:

Baker & Hostetler LLP
65 East State Street Columbus, Ohio 43215
Attn:  Gary A. Wadman, Esq.

Fax:  614-462-2616
Confirm:  614-462-2678

Any notice so addressed and mailed by registered or certified mail shall be deemed to be given on the third Business Day next following the postmark dated which it bears; or by overnight courier shall be deemed to be given when delivered; and any notice sent by telecopier shall be deemed to be given when confirmed.

8.2. ACCESS TO ACCOUNTANTS. The Company hereby authorizes its certified public accountants to provide to the Administrative Agent, for the benefit of the Banks, any and all information that the Administrative Agent reasonably requests from time to time with regard to the Company, and to discuss with the Administrative Agent from time to time any and all matters relating to the Company; provided, however, that if the Administrative Agent requests financial or material information in writing or verbally from such accountants, such accountants shall contemporaneously provide a copy of such correspondence to a Financial Officer or shall inform a Financial Officer of the Company. In furtherance of the foregoing, the Company hereby waives any privilege or claim of confidentiality to the extent such might otherwise prevent the Company's accountants from providing such information to the Administrative Agent or discussing such matters with the Administrative Agent.

8.3. CONFIDENTIALITY. The Administrative Agent and each Bank shall hold all non-public information identified as such by the Company in accordance with the Administrative Agent's or such Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, but may make disclosures reasonably required by a Bank in connection with the contemplated co-lending arrangement or participation, as the case may be, or as required by any governmental authority or any representative thereof, or as required pursuant to any legal process, or on a confidential basis to its accountants, lawyers and other advisors.

8.4. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Administrative Agent or any of the Banks at the closing or otherwise, and (c) financial statements, certificates and other information previously or hereafter furnished to the Administrative Agent or any of the Banks, may be reproduced by the Administrative Agent or any of the Banks by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Administrative Agent and the Banks, or any of them, may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Administrative Agent or any of the Banks in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

8.5. SURVIVAL, SUCCESSORS AND ASSIGNS. All warranties, representations, and covenants made by the Company herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Administrative Agent and the Banks, and each of them, and shall survive the closing of the Loans regardless of any investigation made by the Administrative or the Banks, or any of them, on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

8.6. AMENDMENT AND WAIVER, DUPLICATE ORIGINALS. All references to this Agreement shall also include all amendments, extensions, renewals, modifications, and substitutions thereto and thereof. Subject to the provisions of Section 7.12 herein, this Agreement may be amended, and the observance of any term of this Agreement may be waived only in writing executed by the Company and the Administrative Agent; provided, however that nothing herein shall change the Administrative Agent's sole good faith discretion (as set forth elsewhere in this Agreement) to make advances, determinations, decisions or to take or refrain from taking other actions. No delay or failure or other course of conduct by the Administrative Agent or the Banks, or any of them, in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

8.7. UNIFORM COMMERCIAL CODE AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Unless the context otherwise requires, or terms are defined in this Agreement, all terms used herein which are defined in the Uniform Commercial Code as enacted in Ohio shall have the meaning stated therein, and all accounting terms shall be determined in accordance with GAAP. The fiscal year of the Company begins on January 1, and ends on December 31, and if the Company elects to change its fiscal year, the Company shall provide written notice of such change to the Administrative Agent within 30 days of such election.

8.8. ENFORCEABILITY AND GOVERNING LAW. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of the Administrative Agent or the Banks, or any of them, in exercising any right shall operate as a waiver of such right or any other right. All of the rights and remedies of the Administrative Agent and the Banks, and each of them, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. The Company agrees that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waives any objection which it may have now or hereafter to the venue of any suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

8.9. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8.10. ADVERTISING. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the Administrative Agent and the Banks shall not advertise or otherwise disclose for marketing purposes the extent and nature of the credit extended or to be extended and other services provided to the Company by the Administrative Agent and the Banks in connection with or relating in any way to the Loans.

8.11. CONDITIONS PRECEDENT TO THE LOANS. The obligation of the Banks to make the Loans requested to be made shall be subject to satisfaction of the following conditions precedent:

         The Administrative Agent shall receive on or before the date of the initial advance hereunder all of the following: (i) this Agreement, the Notes and other agreements, documents and instruments relating hereto, each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent; (ii) such additional documentation as the Administrative Agent and the Required Banks may reasonably request, including, but not limited to, an opinion of counsel for the Company and the Guarantors, in form and substance reasonably satisfactory to the Banks; and (iii) the Agent's Fee.

8.12. NO CONSEQUENTIAL DAMAGES. No claim may be made by the Company, or any of its officers, directors, or agents against the Administrative Agent and the Banks, or any of them, or any of their respective affiliates, directors, officers, employees, attorneys or agents for any special, indirect, punitive, or consequential damages in respect of any breach or wrongful conduct (whether the claim there for is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, or any act, omission or event occurring in connection therewith, and the Company hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

8.13. INDEMNITY. The Company shall indemnify the Administrative Agent, the Banks, and each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and related disbursements) which may be imposed on, incurred by, or asserted against the Administrative Agent, the Banks, or any of them, in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any third person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not the Administrative Agent or any of the Banks is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified as determined in a final, non-appealable judgment by a court of competent jurisdiction.

8.14. CONDITIONS PRECEDENT TO SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of Banks to make any disbursement, advance or other extension of credit subsequent to the initial disbursement, advance, or extension of credit under the Loans, of any portion of any of the Loans is subject to all the conditions and requirements of this Agreement and delivery of the following required documents, or other action, all of which are conditions precedent:

         (a) COMPLIANCE. The Company shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Agreement which are binding upon it.

         (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES: The representations and warranties herein contained shall be true, with the same effect as though such representations and warranties had been made at the time of the making of such advance or extension of credit, and any request for an advance or extension of credit hereunder shall be deemed a representation and warranty of same.

8.15.    TERMINATION.

         This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and assigns of the Company, the Administrative Agent and each Bank, shall become effective on the date hereof and shall continue in full force and effect until the Termination Date, unless sooner terminated under the terms of this Agreement. Subject to the provisions hereof, the Company may terminate this Agreement at any time upon five Business Days' prior written notice and upon payment in full of all Obligations existing hereunder.

         The termination of this Agreement shall not affect the Company's or the Administrative Agent's or any Bank's rights, or any of the Obligations arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The rights granted to the Administrative Agent and the Banks hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the Loan Commitments or the fact that the Loans may from time to time be temporarily in a zero or credit position, until all of the Obligations of the Company have been paid in full after the termination of this Agreement or the Company has furnished the Administrative Agent and the Banks with an indemnification satisfactory to the Administrative Agent with respect thereto.

         All representations and warranties made herein and all obligations of the Company in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof, the making and repayment of the Loans, and the termination hereof, and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent or any of the Banks may have come into possession or control of any of the Company's property; provided, however, all representations and warranties of the Company shall terminate when all Obligations (other than indemnities not then due) have been paid in full and this Agreement has been terminated.

8.16.    INDEX OF DEFINITIONS.

         "Administrative Agent" is defined in the preamble.
         "Affiliate" is defined in Section 4.11.
         "Agent's Fee" is defined in Section 2.14.
         "Agreement" is defined in the preamble.
         "Approved Affiliated Indebtedness" is defined in Section 4.15(a). "Bank" and "Banks" are defined in the preamble.
         "Benefit Plan" is defined in Section 3.10.
         "Business Day" is defined in Section 1.3.
         "CAPEX" is defined in Section 4.13.
         "Collateral" is defined in Section 7.7.
         "Commitment Fee" is defined in Section 2.14.
         "Commitment Percentage" is defined in Section 7.13.
         "Company" is defined in the preamble.
         "Control" is defined in Section 4.11.
         "Customary Permitted Liens" is defined in Section 4.4.

         "Dublin Office Property" is defined in Section 4.3.
         "EBITDA" is defined in Section 4.13.
         "Environmental Laws" is defined in Section 3.13.
         "ERISA" is defined in Section 3.10.
         "ERISA Affiliate" is defined in Section 3.10.
         "Event of Default" is defined in Section 6.1.
         "Excess Cash Flow" is defined in Section 1.4.
         "Federal Funds Margin" is defined in Section 2.3.
         "Federal Funds Rate" is defined in Section 2.3.
         "Federal Funds Rate Advance" is defined in Section 2.3.
         "Financial Officer" is defined in Section 5.1.
         "Fixed Charge Coverage Ratio" is defined in Section 4.15. "Fixed Charges" is defined in Section 4.15.
         "Funded Debt" is defined in Section 2.15.
         "GAAP" is defined in Section 1.4.

         "Guarantor" and "Guarantors" are defined in Section 2.17. "Hazardous Substances" is defined in Section 3.13. "Huntington" is defined in the preamble.
         "Imation Asset Purchase" is defined in Section 1.3(d). "Interest Coverage Ratio" is defined in Section 4.14. "Interest Payment Date" is defined in Section 2.6. "Interest Period" is defined in Section 2.6.
         "Internal Revenue Code" is defined in Section 3.10.
         "IRS" is defined in Section 3.10.
         "Leverage Ratio" is defined in Section 4.13.
         "LIBOR Business Day" is defined in Section 2.4.
         "LIBOR Margin" is defined in Section 2.4.
         "LIBOR Rate" is defined in Section 2.4.
         "LIBOR Rate Advance" is defined in Section 2.4.
         "LIBOR Reserve Percentage" is defined in Section 2.4. "Loan Commitment" is defined in Section 1.2.
         "Loan Documents" is defined in Section 7.1.
         "Loans" is defined in Section 1.1.
         "Material Adverse Effect" is defined in Section 3.1. "Multiemployer Plan" is defined in Section 3.10.
         "Notes" is defined in Section 1.4.
         "Notice of Assignment" is defined in Section 7.16. "Obligations" is defined in Section 2.16.
         "Participant" is defined in Section 7.16.
         "PBGC" is defined in Section 3.10.
         "Plan" is defined in Section 3.10.
         "Premises" is defined in Section 3.13.
         "Prime Rate" is defined in Section 2.2.
         "Prime Rate Advance" is defined in Section 2.2.
         "Pro Rata Share" is defined in Section 7.15.
         "Protective Advances" is defined in Section 7.7. "Purchaser" is defined in Section 7.16.
         "Reduced Earnings" is defined in Section 2.7.
         "Regulatory Requirement" is defined in Section 2.7. "Reportable Event" is defined in Section 3.10.
         "Required Banks" is defined in Section 7.1.
         "Revolving Loan" is defined in Section 1.1.
         "Revolving Note" is defined in Section 1.1.
         "Tangible Net Worth" is defined in Section 4.12.
         "Term Loan" is defined in Section 1.1.
         "Term Note" is defined in Section 1.4.
         "Termination Date" is defined in Section 1.4. "Termination Event" is defined in Section 3.10. "Transferee" is defined in Section 7.16.
         "Vacant Dublin Property" is defined in Section 4.3.

         Each of the parties has signed this Agreement as of the date set forth in the preamble.



                                      COMPANY:

                                      METATEC CORPORATION,
                                      a Florida corporation

                                      By /s/ JULIA A. POLLNER
                                         ---------------------------------

                                      Its Vice President, Finance
                                         ---------------------------------




                                      AGENT:

                                      THE HUNTINGTON NATIONAL BANK,
                                      a national banking association,
                                      as Administrative Agent

                                      By /s/ ROBERT H. FRIEND
                                         ---------------------------------

                                      Its Vice President
                                         ---------------------------------



                                      BANK:

                                      THE HUNTINGTON NATIONAL BANK,
                                      a national banking association

                                      By /s/ ROBERT H. FRIEND
                                         ---------------------------------

                                      Its Vice President
                                         ---------------------------------


                                      BANK:

                                      BANK ONE, NA,
                                      a national banking association

                                      By /s/ LAURENCE S. CHRIST
                                         ---------------------------------

                                      Its Vice President
                                         ---------------------------------